Exhibit 99.1

Armstrong World Industries to Attend the 2025 Baird Global Industrial Conference

LANCASTER, Pa., Nov. 10, 2025 – Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design and manufacture of innovative interior and exterior architectural applications including ceilings, specialty walls, and exterior metal solutions, today announced that President & Chief Executive Officer Vic Grizzle and SVP & Chief Financial Officer Chris Calzaretta will be hosting investor meetings at the Baird Global Industrial Conference in Chicago on Nov. 12 and 13, 2025.

In connection with this conference, Armstrong published an updated Investor Presentation. This presentation can be found in the Events & Presentations section of its Investor Relations website at www.armstrong.com.

About Armstrong

Armstrong World Industries, Inc. (AWI) is an Americas leader in the design and manufacture of innovative interior and exterior architectural applications including ceilings, specialty walls and exterior metal solutions. For more than 160 years, Armstrong has delivered products and capabilities that enable architects, designers and contractors to transform building design and construction with elevated aesthetics, acoustics and sustainable attributes. With $1.4 billion in revenue in 2024, AWI has approximately 3,800 employees and a manufacturing network of 21 facilities, plus seven facilities dedicated to its WAVE joint venture.

Contact
Investors & Media: Theresa Womble, VP, Investor Relations and Corporate Communications

tlwomble@armstrongceilings.com or (717) 396-6354

Investors: Morgan Leitzel, Investor Relations Manager

mcleitzel@armstrongceilings.com or (717) 396-2240